EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

Ogden Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-38489, 33-36667, 33-17558, 33-54143 of
Ogden Corporation on Forms S-8 of our reports dated February 5, 1996 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 106, 112, 115, and 121) appearing or incorporated by reference in this Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1995.


/s/Deloitte & Touche, LLP

New York, New York
March 27, 1996